                                                                    EXHIBIT 99.2

                       INDEX TO HLDS FINANCIAL STATEMENTS

Report of Independent Public Accountants.............................................  F-2
Consolidated Balance Sheets as of December 31, 1994 and 1995 and September 30, 1996
  (Unaudited)........................................................................  F-3
Consolidated Statements of Operations for each of the three years in the period ended
  December 31, 1995 and the nine months ended September 30, 1995 and 1996
  (Unaudited)........................................................................  F-4
Consolidated Statements of Stockholders' Equity for each of the three years in the period ended December 31, 1995 and the nine months ended September 30, 1996
  (Unaudited)........................................................................  F-5
Consolidated Statements of Cash Flows for each of the three years in the period ended
  December 31, 1995 and the nine months ended September 30, 1995 and 1996
  (Unaudited)........................................................................  F-6
Notes to Consolidated Financial Statements...........................................  F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To High Level Design Systems, Inc.:

    We have audited the accompanying consolidated balance sheets of High Level Design Systems, Inc. (a Delaware corporation) and Subsidiary as of December 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of High Level Design Systems, Inc. and Subsidiary as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Jose, California
February 16, 1996

                 HIGH LEVEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                DECEMBER 31,
                                                                        -----------------------------   SEPTEMBER 30,
                                                                            1994            1995            1996
                                                                        -------------   -------------   -------------
                                                                                                         (UNAUDITED)
                                                       ASSETS

CURRENT ASSETS:
  Cash and cash equivalents...........................................  $       1,655   $       2,133   $      1,209
  Restricted cash.....................................................            300             300            300
  Short-term investments..............................................             68              68             68
  Accounts receivable, less allowance for doubtful accounts of $274,
    $217 and $70, respectively........................................          1,163           2,320          2,568
  Deferred income taxes...............................................            102             102            102
  Prepaid expenses....................................................             85             122            298
                                                                        -------------   -------------   -------------
      Total current assets............................................          3,373           5,045          4,545
                                                                        -------------   -------------   -------------
PROPERTY AND EQUIPMENT, at cost:
  Computer software and equipment.....................................          1,844           2,469          2,953
  Furniture and fixtures..............................................            129             129            164
  Leasehold improvements..............................................             62              62            100
                                                                        -------------   -------------   -------------
                                                                                2,035           2,660          3,217
  Less--Accumulated depreciation and amortization.....................           (711)         (1,480)        (2,191)
                                                                        -------------   -------------   -------------
      Net property and equipment......................................          1,324           1,180          1,026
                                                                        -------------   -------------   -------------
OTHER ASSETS                                                                       56              64             97
                                                                        -------------   -------------   -------------
                                                                        $       4,753   $       6,289   $      5,668
                                                                        -------------   -------------   -------------
                                                                        -------------   -------------   -------------

                                        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Borrowings under line of credit.....................................  $         400   $         400   $        500
  Current portion of long-term debt...................................             57             135            276
  Accounts payable....................................................            341             957            870
  Accrued liabilities.................................................            538             642            781
  Deferred revenues...................................................            164             814            805
                                                                        -------------   -------------   -------------
      Total current liabilities.......................................          1,500           2,948          3,232
                                                                        -------------   -------------   -------------
LONG-TERM DEBT, net of current portion................................            104             183            283
                                                                        -------------   -------------   -------------
DEFERRED INCOME TAXES.................................................             17              17             17
                                                                        -------------   -------------   -------------
COMMITMENTS (Notes 9 and 10)

STOCKHOLDERS' EQUITY:
  Preferred stock: $.001 par value, 5,000,000 shares authorized,
    Series A--
    800,000 shares designated, aggregated liquidation preference of
    $1,500; 600,000 shares outstanding at December 31, 1994 and 1995
    and September 30, 1996............................................              1               1              1
  Common stock: $.001 par value; 35,000,000 shares authorized;
    10,582,346, 11,125,909, and 11,333,956 shares issued at December
    31, 1994 and 1995, and September 30, 1996, respectively...........             11              11             11
  Additional paid-in capital..........................................          6,584          13,452         14,473
  Notes receivable from sale of common stock..........................            (39)           (457)          (774)
  Treasury stock 300,000 common shares................................             --          (4,013)        (4,013)
  Accumulated deficit.................................................         (3,425)         (5,853)        (7,562)
                                                                        -------------   -------------   -------------
      Total stockholders' equity......................................          3,132           3,141          2,136
                                                                        -------------   -------------   -------------
                                                                        $       4,753   $       6,289   $      5,668
                                                                        -------------   -------------   -------------
                                                                        -------------   -------------   -------------

   The accompanying notes are an integral part of these consolidated balance sheets.

                 HIGH LEVEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                      FOR THE YEARS                      FOR THE NINE MONTHS
                                                                    ENDED DECEMBER 31,                   ENDED SEPTEMBER 30,
                                                        ------------------------------------------   ---------------------------
                                                            1993           1994           1995           1995           1996
                                                        ------------   ------------   ------------   ------------   ------------
                                                                                                             (UNAUDITED)
REVENUES:
  Licenses............................................  $      2,804   $      3,119   $      7,821   $      6,048   $      6,636
  Services............................................           292            441          2,306          1,426          2,793
                                                        ------------   ------------   ------------   ------------   ------------
    Total revenues....................................         3,096          3,560         10,127          7,474          9,429
                                                        ------------   ------------   ------------   ------------   ------------
COSTS AND EXPENSES:
  Cost of services....................................           106            144            678            419            846
  Research and development............................         1,030          2,910          3,648          2,680          3,963
  Sales and marketing.................................         1,130          2,888          3,480          2,605          4,138
  General and administrative..........................           533          1,462          1,654          1,146          1,478
  Compensation charge related to stock options........            --             --          3,008          3,008             --
                                                        ------------   ------------   ------------   ------------   ------------
    Total costs and expenses..........................         2,799          7,404         12,468          9,858         10,425
                                                        ------------   ------------   ------------   ------------   ------------
    Income (loss) from operations.....................           297         (3,844)        (2,341)        (2,384)          (996)
                                                        ------------   ------------   ------------   ------------   ------------
OTHER INCOME (EXPENSE):
  Expensed offering costs.............................            --             --             --             --           (627)
  Interest expense....................................           (13)           (10)           (68)           (46)           (70)
  Interest income.....................................             4             59             70             51             49
  Other, net..........................................            (1)            40             17             (1)            50
                                                        ------------   ------------   ------------   ------------   ------------
    Other income (expense), net.......................           (10)            89             19              4           (598)
                                                        ------------   ------------   ------------   ------------   ------------
    Income (loss) before provision for income taxes...           287         (3,755)        (2,322)        (2,380)        (1,594)
PROVISION FOR INCOME TAXES............................            38             23            106             58            115
                                                        ------------   ------------   ------------   ------------   ------------
NET INCOME (LOSS).....................................  $        249   $     (3,778)  $     (2,428)  $     (2,438)  $     (1,709)
                                                        ------------   ------------   ------------   ------------   ------------
                                                        ------------   ------------   ------------   ------------   ------------
NET INCOME (LOSS) PER
  SHARE...............................................  $       0.03   $      (0.34)  $      (0.22)  $      (0.22)  $      (0.16)
                                                        ------------   ------------   ------------   ------------   ------------
                                                        ------------   ------------   ------------   ------------   ------------
WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENTS
  SHARES..............................................     7,834,473     11,168,579     10,982,762     11,037,233     10,879,598
                                                        ------------   ------------   ------------   ------------   ------------
                                                        ------------   ------------   ------------   ------------   ------------

  The accompanying notes are an integral part of these consolidated financial statements.

b

                 HIGH LEVEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                                 NOTES
                                          PREFERRED STOCK      COMMON STOCK      ADDITIONAL    RECEIVABLE               RETAINED
                                          ---------------   ------------------    PAID-IN     FROM SALE OF   TREASURY   EARNINGS
                                          SHARES   AMOUNT     SHARES    AMOUNT    CAPITAL     COMMON STOCK    STOCK     (DEFICIT)
                                          -------  ------   ----------  ------   ----------   ------------   --------   --------
BALANCE, DECEMBER 31, 1992..............       --   $ --     5,630,000   $  6     $   106        $ (70)      $    --    $   104
  Issuance of common stock for notes at
    $0.02 per share.....................       --     --       715,000      1          13          (14)           --         --
  Sale of common stock at $0.40 and
    $0.65 per share, net of issuance
    costs...............................       --     --     1,850,000      2         936           --            --         --
  Sale of common stock in initial public
    offering on Vancouver Stock Exchange
    at $0.97 per share, net of issuance
    costs...............................       --     --     1,200,000      1         789           --            --         --
  Sale of common stock and attached
    warrants at $0.76 and $1.88 per
    unit, net of issuance costs.........       --     --     1,275,000      1       1,929           --            --         --
  Exercise of warrants at $0.94 and
    $0.98 per share.....................       --     --       500,000     --         481           --            --         --
  Repurchase of common stock at $0.02
    per share...........................       --     --      (175,000)    --          (4)           4            --         --
  Payments received on notes
    receivable..........................       --     --            --     --          --            5            --         --
  Net income............................       --     --            --     --          --           --            --        249
                                          -------  ------   ----------  ------   ----------      -----       --------   --------
BALANCE, DECEMBER 31, 1993..............       --     --    10,995,000     11       4,250          (75)           --        353
  Sale of preferred stock at $2.50 per
    share, net of issuance costs........  600,000      1            --     --       1,476           --            --         --
  Exercise of warrants at $1.80 per
    share...............................       --     --       487,346      1         875           --            --         --
  Repurchase of common stock at $0.02
    per share...........................       --     --      (900,000)    (1)        (17)          18            --         --
  Payments received on notes
    receivable..........................       --     --            --     --          --            4            --         --
  Forgiveness of notes receivable.......       --     --            --     --          --           14            --         --
  Net loss..............................       --     --            --     --          --           --            --     (3,778)
                                          -------  ------   ----------  ------   ----------      -----       --------   --------
BALANCE, DECEMBER 31, 1994..............  600,000      1    10,582,346     11       6,584          (39)           --     (3,425)
  Issuance of common stock for notes at
    $0.85 per share.....................       --     --       500,000     --         425         (425)           --         --
  Exercise of stock options at $1.00 to
    $2.19 per share.....................       --     --        43,563     --          49           --            --         --
  Payments received on notes
    receivable..........................       --     --            --     --          --            7            --         --
  Contribution of 300,000 shares of
    common stock at fair market value...       --     --            --     --       4,013           --        (4,013)        --
  Compensation charge related to stock
    options.............................       --     --            --     --       3,008           --            --         --
  Capitalized offering costs............       --     --            --     --        (627)          --            --         --
  Net loss..............................       --     --            --     --          --           --            --     (2,428)
                                          -------  ------   ----------  ------   ----------      -----       --------   --------
BALANCE, DECEMBER 31, 1995..............  600,000      1    11,125,909     11      13,452         (457)       (4,013)    (5,853)
  Exercise of stock options at $1.00 to
    $2.19 per share.....................       --     --       208,047     --         394         (326)           --         --
  Payments received on notes
    receivable..........................       --     --            --     --          --            9            --         --
  Expensed offering costs...............       --     --            --     --         627           --            --         --
  Net loss..............................       --     --            --     --          --           --            --     (1,709)
                                          -------  ------   ----------  ------   ----------      -----       --------   --------
BALANCE, SEPTEMBER 30, 1996
  (unaudited)...........................  600,000   $  1    11,333,956   $ 11     $14,473        $(774)      $(4,013)   $(7,562)
                                          -------  ------   ----------  ------   ----------      -----       --------   --------
                                          -------  ------   ----------  ------   ----------      -----       --------   --------


                                              TOTAL
                                          STOCKHOLDERS'
                                             EQUITY
                                          -------------
BALANCE, DECEMBER 31, 1992..............     $   146
  Issuance of common stock for notes at
    $0.02 per share.....................          --
  Sale of common stock at $0.40 and
    $0.65 per share, net of issuance
    costs...............................         938
  Sale of common stock in initial public
    offering on Vancouver Stock Exchange
    at $0.97 per share, net of issuance
    costs...............................         790
  Sale of common stock and attached
    warrants at $0.76 and $1.88 per
    unit, net of issuance costs.........       1,930
  Exercise of warrants at $0.94 and
    $0.98 per share.....................         481
  Repurchase of common stock at $0.02
    per share...........................          --
  Payments received on notes
    receivable..........................           5
  Net income............................         249
                                          -------------
BALANCE, DECEMBER 31, 1993..............       4,539
  Sale of preferred stock at $2.50 per
    share, net of issuance costs........       1,477
  Exercise of warrants at $1.80 per
    share...............................         876
  Repurchase of common stock at $0.02
    per share...........................          --
  Payments received on notes
    receivable..........................           4
  Forgiveness of notes receivable.......          14
  Net loss..............................      (3,778)
                                          -------------
BALANCE, DECEMBER 31, 1994..............       3,132
  Issuance of common stock for notes at
    $0.85 per share.....................          --
  Exercise of stock options at $1.00 to
    $2.19 per share.....................          49
  Payments received on notes
    receivable..........................           7
  Contribution of 300,000 shares of
    common stock at fair market value...          --
  Compensation charge related to stock
    options.............................       3,008
  Capitalized offering costs............        (627)
  Net loss..............................      (2,428)
                                          -------------
BALANCE, DECEMBER 31, 1995..............       3,141
  Exercise of stock options at $1.00 to
    $2.19 per share.....................          68
  Payments received on notes
    receivable..........................           9
  Expensed offering costs...............         627
  Net loss..............................      (1,709)
                                          -------------
BALANCE, SEPTEMBER 30, 1996
  (unaudited)...........................     $ 2,136
                                          -------------
                                          -------------

  The accompanying notes are an integral part of these consolidated financial statements.

                 HIGH LEVEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                        FOR THE NINE MONTHS ENDED
                                                        FOR THE YEARS
                                                      ENDED DECEMBER 31,                      SEPTEMBER 30,
                                          ------------------------------------------   ---------------------------
                                              1993           1994           1995           1995           1996
                                          ------------   ------------   ------------   ------------   ------------
                                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).....................  $        249   $     (3,778)  $     (2,428)  $     (2,438)  $     (1,709)
  Adjustments to reconcile net income
    (loss) to net cash provided by (used
    in) operating activities--
    Depreciation and amortization.......           134            546            769            560            711
    Provision for allowance for doubtful
      accounts..........................            12            264            188             39             --
    Forgiveness of notes receivable from
      sale of common stock..............            --             14             --             --             --
    Revenue recognized on non-monetary
      exchange..........................          (180)            --             --             --             --
    Compensation charge related to stock
      options...........................            --             --          3,008          3,008             --
    Expensed offering costs.............            --             --             --             --            627
    Change in assets and liabilities--
      Increase in restricted cash.......            --           (300)            --             --             --
      Increase in accounts receivable...        (1,052)          (146)        (1,345)        (1,913)          (248)
      Increase in deferred income
        taxes...........................           (65)            --             --             --             --
      Decrease (increase) in prepaid
        expenses........................           (78)            17            (37)           (60)          (176)
      Decrease (increase) in other
        assets..........................            --              5             (8)           (39)           (33)
      Increase (decrease) in accounts
        payable.........................           138            125            616            110            (87)
      Increase in accrued liabilities...           245            113            104            367            139
      Increase (decrease) in deferred
        revenues........................            67             89            650            321             (9)
                                                ------   ------------   ------------   ------------   ------------
        Net cash provided by (used in)
          operating activities..........          (530)        (3,051)         1,517            (45)          (785)
                                                ------   ------------   ------------   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment...          (793)          (688)          (625)          (369)          (557)
  Purchase of held-to-maturity
    short-term investments..............            --            (68)            --             --             --
                                                ------   ------------   ------------   ------------   ------------
        Net cash used in investing
          activities....................          (793)          (756)          (625)          (369)          (557)
                                                ------   ------------   ------------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of notes
    payable to related parties..........            94             --             --             --             --
  Repayment of notes payable to related
    parties.............................          (152)            --             --             --             --
  Proceeds from borrowings under line of
    credit..............................            --            400             --             --            100
  Repayments on debt....................           (19)           (35)          (131)           (84)          (183)
  Proceeds from issuance of preferred
    stock, net of issuance costs........            --          1,477             --             --             --
  Proceeds from sale of common stock and
    exercise of warrants, net of
    issuance costs......................         4,135            876             49             38             68
  Payments received on notes receivable
    from sale of common stock...........             5              4              7              7              9
  Proceeds from equipment refinancing...            --             --            288            264            424
  Capitalized offering costs............            --             --           (627)            --             --
                                                ------   ------------   ------------   ------------   ------------
        Net cash provided by (used in)
          financing activities..........         4,063          2,722           (414)           225            418
                                                ------   ------------   ------------   ------------   ------------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...........................         2,740         (1,085)           478           (189)          (924)
CASH AND CASH EQUIVALENTS, beginning of
  period................................            --          2,740          1,655          1,655          2,133
                                                ------   ------------   ------------   ------------   ------------
CASH AND CASH EQUIVALENTS, end of
  period................................  $      2,740   $      1,655   $      2,133   $      1,466   $      1,209
                                                ------   ------------   ------------   ------------   ------------
                                                ------   ------------   ------------   ------------   ------------
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for income taxes............  $         48   $         26   $        130   $         20   $          2
                                                ------   ------------   ------------   ------------   ------------
                                                ------   ------------   ------------   ------------   ------------
  Cash paid for interest expense........  $         12   $          9   $         68   $         46   $         70
                                                ------   ------------   ------------   ------------   ------------
                                                ------   ------------   ------------   ------------   ------------

  The accompanying notes are an integral part of these consolidated financial statements.

                 HIGH LEVEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    (INFORMATION RELATING TO THE NINE MONTHS
                ENDED SEPTEMBER 30, 1995 AND 1996 IS UNAUDITED)

1. ORGANIZATION AND OPERATIONS:

    High Level Design Systems, Inc. (the "Company") was incorporated in California in April 1991, commenced operations effective January 1992 and was reincorporated in Delaware in October 1995. The Company operates in a single industry segment and develops, markets, and supports electronic design automation ("EDA") software for the design of high-density, high performance integrated circuits. The principal markets for the Company's products are the United States, Asia and Europe. The Company's initial technology was based upon research and development originally performed by AfCAD Corporation ("AfCAD"), the Company's predecessor, which was primarily a consulting firm that created the Company's design planner technology. Effective January 1, 1992, AfCAD transferred substantially all of its EDA technology, contracts and rights to the Company. During 1992, the Company operated primarily as a consulting services business with sales of products through original equipment manufacturer relationships and its consulting efforts. In 1993, the Company embarked on a planned transition from a consulting services business to a products-based business. In 1993, the Company completed a public offering of its common stock on the Vancouver Stock Exchange (see Note 6).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

    The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary based in the United Kingdom. All intercompany balances and transactions have been eliminated. The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles. There are no significant differences between U.S. and Canadian generally accepted accounting principles which would have a material effect on the accompanying consolidated financial statements.

UNAUDITED INTERIM FINANCIAL DATA

    The unaudited interim financial statements for the nine months ended September 30, 1995 and 1996 have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial information set forth therein, in accordance with generally accepted accounting principles. The Company believes the results of operations for the interim periods are not necessarily indicative of the results to be expected for any future period.

EFFECT OF RECENT PRONOUNCEMENTS

    In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation." The disclosure requirements of SFAS No. 123 are effective as of the beginning of the Company's 1996 fiscal year. The Company does not expect the new pronouncement to have an impact on its results of operations since the intrinsic value-based method prescribed by APB Opinion No. 25 and also allowed by SFAS No. 123 will continue to be used for the valuation of stock-based compensation plans.

                 HIGH LEVEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

                    (INFORMATION RELATING TO THE NINE MONTHS
                ENDED SEPTEMBER 30, 1995 AND 1996 IS UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION

    The functional currency of the Company's subsidiary is the United States dollar. Accordingly, all translation gains and losses resulting from transactions denominated in currencies other than United States dollars are included in the consolidated statement of operations. To date, the resulting gains and losses have not been material.

CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

    Cash equivalents consist of investments in bank certificates of deposit with initial maturities of three months or less and money market accounts. Short-term investments consist of a certificate of deposit, maturing in October 1996, which the Company has the ability and intention to hold to maturity.

    In January 1994, the Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS No. 115). The Company's investments in debt securities are considered to be held to maturity and are stated at amortized cost, which approximated the fair value at December 31, 1994 and 1995 and September 30, 1996, respectively. Adoption of SFAS No. 115 did not have a material impact on the Company's financial position or results of operations.

RESTRICTED CASH

    Restricted cash represents the minimum average daily balance, calculated monthly, required to be maintained on account with the Company's lender under its revolving line of credit agreement (see Note 3).

PROPERTY AND EQUIPMENT

    Property and equipment is recorded at cost. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets, which is three years for computer software and equipment and furniture and fixtures and over the shorter of the economic life or the life of the lease for leasehold improvements.

SOFTWARE DEVELOPMENT COSTS

    Under the provisions of SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," software development costs are capitalized upon the establishment of technological feasibility, which the Company defines as establishment of a working model and further

                 HIGH LEVEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

                    (INFORMATION RELATING TO THE NINE MONTHS
                ENDED SEPTEMBER 30, 1995 AND 1996 IS UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) defines as a beta version of the software. The period of time commencing when a product achieves beta status and ending when a product is offered for sale is typically very short. Accordingly, amounts which could have been capitalized under this statement were immaterial to the Company's results of operations and financial position. Therefore, the Company has expensed all software development costs and included those costs in research and development expenses in the accompanying statements of operations.

REVENUE RECOGNITION

    The Company generates revenues from licensing the rights to use its software products to both end users and resellers. The Company also generates revenues from consulting and training services performed for customers as well as revenues from support and software update rights (maintenance).

    Revenues from software license agreements with end users and resellers are recognized upon shipment of the licensed software if there are no significant post-delivery obligations, payment is due within one year and collectibility is probable.

    Revenues for maintenance are recognized ratably over the term of the support period. If maintenance is included free in a license agreement, the maintenance services are unbundled from the license fee at the fair market value of the maintenance services based on the value established by independent sale of such maintenance to customers.

    Consulting revenues are primarily related to implementation services performed under separate service arrangements related to the installation of the Company's software products. Such services do not include customization or modification of the underlying software code. If included free in a license agreement, such services are unbundled at their fair market value based on the value established by the independent sale of such services to customers. Revenues from such consulting services as well as training services are recognized as the services are performed.

    Cost of licenses consists of product packaging, documentation, production costs and royalties to development partners. Such costs are not material and are included in selling and marketing expenses in the accompanying statements of operations.

    Deferred revenues relate to maintenance, consulting and training fees which have been paid by the customers prior to performance of those services.

NET INCOME (LOSS) PER SHARE

    Net income (loss) per share is computed using the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares are excluded from the computation if their effect is antidilutive.

CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade receivables. The Company has cash investment policies that limit the amount of credit exposure to any one financial institution and restrict placement of these investments to financial institutions evaluated as highly creditworthy. Concentrations of credit risk

                 HIGH LEVEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

                    (INFORMATION RELATING TO THE NINE MONTHS
                ENDED SEPTEMBER 30, 1995 AND 1996 IS UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) with respect to trade receivables exist because the Company's revenues are derived primarily from the sale of software licenses and services to a limited number of companies in the technology industry. The Company performs ongoing credit evaluation of its customers and generally does not require collateral.

SIGNIFICANT CUSTOMERS AND EXPORT REVENUES

    Sales to significant customers as a percentage of total revenues for the years ended December 31, 1993, 1994 and 1995 were as follows:

                                                                                         YEARS ENDED DECEMBER 31,
                                                                                   -------------------------------------
                                                                                      1993         1994         1995
                                                                                      -----        -----        -----
Customer A.......................................................................         10%          18%          37%
Customer B.......................................................................         12%          14%           7%
Customer C.......................................................................         23%           7%           7%
Customer D.......................................................................         16%           1%          --

    Export sales, which consist of sales to customers in foreign countries, as a percentage of total revenues for the years ended December 31, 1993, 1994 and 1995 were as follows:

                                                                                            YEARS ENDED
                                                                                           DECEMBER 31,
                                                                               -------------------------------------
                                                                                  1993         1994         1995
                                                                               -----------  -----------  -----------
Asia (primarily Japan).......................................................         23%          16%           9%
Europe.......................................................................         --            2            1
                                                                                     ---          ---          ---
                                                                                      23%          18%          10%
                                                                                     ---          ---          ---
                                                                                     ---          ---          ---

3. LINE OF CREDIT AGREEMENT:

    The Company has a revolving line of credit agreement with a bank which provides for borrowings of up to $500,000 through May 1997. Borrowings are limited to 70% of eligible accounts receivable (as defined). Interest on the line of credit borrowings is payable monthly at the bank's reference interest rate plus .5 percent (9.5% percent at December 31, 1995). As of December 31, 1995, there were borrowings outstanding of $400,000 and available borrowings of $100,000 under this line of credit agreement. As of September 30, 1996, there were borrowings outstanding of $500,000.

    Borrowings under the line of credit agreement are secured by the Company's accounts receivable and other assets. The line of credit agreement requires the Company to maintain a minimum cash balance of $300,000. As of September 30, 1996 the line of credit agreement also requires the Company to maintain specified financial covenants, including tangible net worth of not less than $1.9 million, a ratio of total liabilities to tangible net worth of less than 1.7 to 1, working capital in excess of $1.3 million, and a current ratio in excess of 1.4 to 1. The Company was in compliance with the covenants as of December 31, 1995 and September 30, 1996.

                 HIGH LEVEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

                    (INFORMATION RELATING TO THE NINE MONTHS
                ENDED SEPTEMBER 30, 1995 AND 1996 IS UNAUDITED)

4. ACCRUED LIABILITIES:

    Accrued liabilities consisted of the following (in thousands):

                                                                                              DECEMBER 31,
                                                                                          --------------------
                                                                                            1994       1995
                                                                                          ---------  ---------
Sales tax...............................................................................  $      93  $      84
Accrued employee compensation...........................................................        317        422
Other...................................................................................        128        136
                                                                                          ---------  ---------
Total...................................................................................  $     538  $     642
                                                                                          ---------  ---------
                                                                                          ---------  ---------

5. LONG-TERM DEBT:

    At December 31, 1994 and 1995, long-term debt of the Company consisted of the following (in thousands):

                                                                                              DECEMBER 31,
                                                                                          --------------------
                                                                                            1994       1995
                                                                                          ---------  ---------
Notes payable, secured by equipment, interest at 11% per year, principal and interest
 due in equal monthly installments of $6 through October 1997...........................  $     161  $     110
Notes payable, secured by equipment, interest at 16%-17% per year, principal and interest due in equal monthly installments of $9 through February 1998 and thereafter
 equal monthly installments of $3 through August 1998...................................     --            208
                                                                                          ---------  ---------
                                                                                                161        318
Less- Current portion...................................................................        (57)      (135)
                                                                                          ---------  ---------
Long-term debt, net of current portion..................................................  $     104  $     183
                                                                                          ---------  ---------
                                                                                          ---------  ---------

    As of December 31, 1995, maturities of long-term debt are as follows (in thousands):

1996.................................................................  $     135
1997.................................................................        146
1998.................................................................         37
                                                                       ---------
                                                                       $     318
                                                                       ---------
                                                                       ---------

6. COMMON STOCK AND STOCK OPTIONS:

    In 1993, the Company completed a public offering of 1,200,000 shares of common stock on the Vancouver Stock Exchange. Net proceeds to the Company after commissions and other issuance costs were approximately $.66 per share or $790,000.

    During 1992, 1993 and 1995, the Company sold 3,530,000, 715,000, and 500,000 shares of common stock at $.02, $.02 and $.85 per share, respectively, which was the fair market value at the date of sale, to employees in exchange for promissory notes under restricted stock purchase agreements. Each note bears interest at 8% compounded semi-annually and is due within 30 days of full vesting, or upon termination of

                 HIGH LEVEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

                    (INFORMATION RELATING TO THE NINE MONTHS
                ENDED SEPTEMBER 30, 1995 AND 1996 IS UNAUDITED)

6. COMMON STOCK AND STOCK OPTIONS: (CONTINUED) employment, whichever is earlier, and is secured by the underlying common stock. Unvested shares are subject to repurchase by the Company at the original purchase price, at the Company's option, upon termination of employment for any reason. The shares generally vest 25% one year after the date of sale and ratably thereafter over three years. As of December 31, 1995, $457,000 remained outstanding under these promissory notes receivable from the sale of common stock and approximately 742,292 shares were subject to repurchase by the Company related to these restricted stock purchase agreements.

    During 1993, the Board of Directors adopted the 1993 Stock Option Plan (the "Option Plan"). During 1994, the Company's Board of Directors approved an increase in the number of shares authorized for issuance under the Option Plan from 1,000,000 shares of its common stock to 2,750,000 shares. During 1995, the Board of Directors approved an increase in the number of shares authorized for issuance under the Option Plan to 4,000,000 shares. Under the Option Plan, incentive and nonstatutory stock options may be granted with an exercise price equal to the fair market value on the date of grant. Options granted under the Option Plan generally vest 25% one year after the date of grant and ratably thereafter over three years and expire ten years from the date of grant.

    As of December 31, 1995, options for 796,486 shares were exercisable. The weighted average exercise price of options outstanding at December 31, 1995 was $1.82 per share. Activity under the Option Plan is as follows:

                                                                                             PRICE
                                                             AVAILABLE    OUTSTANDING      PER SHARE
                                                            ------------  ------------  ---------------
Initial authorized shares.................................     1,000,000       --             --
  Granted.................................................      (548,500)      548,500  $    1.00
  Exercised...............................................       --            --             --
  Canceled................................................       --            --             --
                                                            ------------  ------------  ---------------
Balance at December 31, 1993..............................       451,500       548,500  $    1.00
  Authorized..............................................     1,750,000       --             --
  Granted.................................................    (1,486,000)    1,486,000  $ 1.95 - $ 2.12
  Exercised...............................................       --            --             --
  Canceled................................................       250,000      (250,000) $    1.00
                                                            ------------  ------------  ---------------
Balance at December 31, 1994..............................       965,500     1,784,500  $ 1.00 - $ 2.12
  Authorized..............................................     1,250,000       --             --
  Granted.................................................      (969,000)      969,000  $ 1.70 - $14.63
  Exercised...............................................       --            (43,563) $ 1.00 - $ 2.19
  Canceled................................................       141,437      (141,437) $ 1.00 - $13.38
                                                            ------------  ------------  ---------------
Balance, December 31, 1995................................     1,387,937     2,568,500  $ 1.00 - $14.63
                                                            ------------  ------------  ---------------
                                                            ------------  ------------  ---------------

    At December 31, 1993, 1,000,000 warrants to purchase common stock were outstanding. Each warrant entitled the holder to purchase one share of common stock for approximately $1.80 per share. Of the total warrants, 487,346 were exercised during 1994, and the remaining warrants expired unexercised in June 1994.

                 HIGH LEVEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

                    (INFORMATION RELATING TO THE NINE MONTHS
                ENDED SEPTEMBER 30, 1995 AND 1996 IS UNAUDITED)

6. COMMON STOCK AND STOCK OPTIONS: (CONTINUED)
1995 SPECIAL NONSTATUTORY STOCK OPTION PLAN

    The Company's 1995 Special Nonstatutory Stock Option Plan (the "Special NSO Plan") was adopted by the Company's Board of Directors in September 1995. A total of 300,000 shares of common stock has been reserved for issuance under the Special NSO Plan. In September 1995, 300,000 shares of common stock were granted under the Special NSO Plan at an exercise price of $3.35 per share and there were no shares available for future grant. Because option grants under the Special NSO Plan are fully vested and are substantially discounted from the fair market value of the common stock as of the date of grant, the Company incurred a non-recurring, non-cash compensation charge of $3,008,000 during the quarter ended September 30, 1995, which represents the difference between the fair market value of the stock on the date of grant and the exercise price. The Special NSO Plan was authorized by the Board of Directors in connection with a concurrent contribution to the Company by the Company's President of 300,000 shares of common stock owned by him. The contributed shares of common stock were valued at fair market value on the date of contribution and are reflected as treasury stock in the accompanying balance sheet as of December 31, 1995. The Special NSO Plan and the option grants authorized under the plan are intended by the Company and the Company's President to enable the Company to attract and retain key employees and consultants. As of December 31, 1995, no options had been exercised under the Special NSO Plan and 300,000 options remained outstanding.

1995 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN

    The Company's 1995 Employee Qualified Stock Purchase Plan (the "Purchase Plan") was adopted by the Company's Board of Directors in September 1995. A total of 150,000 shares of common stock are reserved for issuance under the Purchase Plan. The Purchase Plan will enable eligible employees to purchase common stock at 85% of the lower of the fair market value of the Company's common stock on the first day or the last day of each purchase period. The Purchase Plan will terminate in September 2005 and will only become effective if the Company completes an initial public offering in the United States.

1995 DIRECTOR OPTION PLAN

    The Company's 1995 Director Option Plan (the "Director Plan") was adopted by the Company's Board of Directors in September 1995. A total of 150,000 shares of common stock are reserved for issuance under the Director Plan. The Director Plan provides for the grant of nonstatutory stock options to nonemployee directors of the Company. Under the Director Plan, an option for 15,000 shares of common stock are granted on the later of the effective date of the Director Plan or the date on which the optionee first becomes a nonemployee director of the Company and an additional option to purchase 5,000 shares of common stock each year beginning on November 1, 1996. Options granted under the Director Plan have a term of ten years. The exercise price per share of all options granted under the Director Plan are equal to the fair market value of a share of the Company's common stock on the date of grant of the option. The Director Plan will terminate in September 2005 and will only become effective if the Company completes an initial public offering in the United States.

                 HIGH LEVEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

                    (INFORMATION RELATING TO THE NINE MONTHS
                ENDED SEPTEMBER 30, 1995 AND 1996 IS UNAUDITED)

6. COMMON STOCK AND STOCK OPTIONS: (CONTINUED)
    At December 31, 1995, the Company has reserved shares of common stock for future issuance as follows:

Conversion of Series A preferred stock....................       600,000
1993 Stock Option Plan....................................     3,956,437
1995 Special Nonstatutory Stock Option Plan...............       300,000
1995 Employee Qualified Stock Purchase Plan...............       150,000
1995 Director Option Plan.................................       150,000
                                                            ------------
Total shares reserved.....................................     5,156,437
                                                            ------------
                                                            ------------

STOCK RIGHTS AGREEMENTS

    In October 1994 the Company entered into an agreement with a third party which gave the third party the right to purchase up to $1,000,000 of shares of the Company's common stock at 150% of the average trading price in the preceding ten days. This right expired unexercised on December 31, 1995.

    In September 1995 the Company entered into an agreement with a different third party which allows the third party the right to acquire up to 40,000 shares of the Company's common stock at a price of $12 per share. The right may be exercised at any time after 12 months following the effective date of any initial public offering the Company may complete in the United States. The right expires two years following such effective date.

7. PREFERRED STOCK:

    At December 31, 1995, the Company has authorized 5,000,000 shares of preferred stock, of which 800,000 shares have been designated as Series A preferred stock. Significant rights, restrictions and preferences of the Series A preferred stock are as follows:

    - The holders of shares of Series A preferred stock are entitled to receive dividends payable in preference and priority to payment of any dividend on the common stock, at the rate of $.25 per share per annum, when and if declared by the Board of Directors. Dividends on the Series A preferred stock shall not be cumulative. No dividends have been declared to date as of December 31, 1995.

    - The Company has the right, at any time after December 31, 1997, to redeem all of the Series A preferred stock at the price of $2.50 per share, together with any declared but unpaid dividends. Redemption of less than all of the then outstanding shares of the Series A preferred stock shall be pro rata among the holders of the Series A preferred stock.

    - In the event of any liquidation, dissolution or winding up of the Company, the holders of each share of Series A preferred stock shall receive, before any payment is made with respect to the common stock, $2.50 per share, plus all declared but unpaid dividends. After paying the amounts due the holders of the Series A preferred stock, any remaining assets available for distribution to stockholders shall be distributed ratably among the holders of common stock and the holders of preferred stock on an as-converted basis.

                 HIGH LEVEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

                    (INFORMATION RELATING TO THE NINE MONTHS
                ENDED SEPTEMBER 30, 1995 AND 1996 IS UNAUDITED)

7. PREFERRED STOCK: (CONTINUED)
    - Each share of Series A preferred stock is convertible at the option of the holder into one share of common stock (subject to adjustments for events of dilution). The Series A preferred stock will automatically be converted into common stock upon the closing of a public offering of common stock in the United States which meets certain criteria.

    - Each share of Series A preferred stock has voting rights equal to the number of shares of common stock into which it converts.

8. INCOME TAXES:

    The Company accounts for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes," which requires an asset and liability approach for financial accounting and reporting of income taxes.

    The provision for income taxes for the years ended December 31, 1993, 1994 and 1995 is as follows (in thousands):

                                                                                 DECEMBER 31,
                                                                        -------------------------------
                                                                          1993       1994       1995
                                                                        ---------  ---------  ---------
Current provision--
  Federal.............................................................  $      30     $--     $      10
  State...............................................................          2          1          1
  Foreign.............................................................         70         22         95
                                                                        ---------  ---------  ---------
                                                                              102         23        106
                                                                        ---------  ---------  ---------
Deferred benefit--
  Federal.............................................................        (62)    --         --
  State...............................................................         (2)    --         --
                                                                        ---------  ---------  ---------
                                                                              (64)    --         --
                                                                        ---------  ---------  ---------
Total provision for income taxes......................................  $      38  $      23  $     106
                                                                        ---------  ---------  ---------
                                                                        ---------  ---------  ---------

    Deferred taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of the enacted tax laws. The

                 HIGH LEVEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

                    (INFORMATION RELATING TO THE NINE MONTHS
                ENDED SEPTEMBER 30, 1995 AND 1996 IS UNAUDITED)

8. INCOME TAXES: (CONTINUED)
tax effect of significant temporary differences representing deferred tax assets and liabilities are as follows at December 31, 1994 and 1995 (in thousands):

                                                                               DECEMBER 31,
                                                                           --------------------
                                                                             1994       1995
                                                                           ---------  ---------
Foreign tax credit carryforwards.........................................  $      95  $     188
Research and development credit carryforwards............................        207        333
Net operating loss carryforwards.........................................        954        703
AMT credit carryforward..................................................         --          9
Net operating loss carryback.............................................         77         77
Items not currently deductible for tax purposes..........................        204      1,326
Depreciation.............................................................        136        103
Research and development costs capitalized for state purposes............         --         74
                                                                           ---------  ---------
                                                                               1,673      2,813
Valuation allowance......................................................     (1,588)    (2,728)
                                                                           ---------  ---------
Net deferred income tax assets...........................................  $      85  $      85
                                                                           ---------  ---------
                                                                           ---------  ---------

    At December 31, 1995, the Company had net operating loss carryforwards of approximately $2,000,000 and $430,000, respectively, available to offset future federal and state taxable income. These loss carryforwards expire through the year 2009. The availability and timing of the amount of prior losses to be used to offset taxable income in future years will be limited due to various provisions, including any change in ownership of the Company resulting from significant stock transactions.

    The Company has provided a valuation allowance for a substantial portion of its net deferred tax assets as the Company believes sufficient uncertainty exists regarding the realization of these items due to its limited operating history and the variability of its operating results.

9. COMMITMENTS:

    On January 1, 1994, the Company entered into a non-cancelable operating lease for office space which expires in October 1997. In addition, the Company leases certain equipment under operating leases expiring in 1997. Total rent expense was approximately $122,000, $431,000 and $864,000 for the years ended December 31, 1993, 1994 and 1995, respectively. At December 31, 1995, future minimum rental payments under the non-cancelable operating leases are as follows (in thousands):

1996.........................................................  $     496
1997.........................................................        369
                                                               ---------
                                                               $     865
                                                               ---------
                                                               ---------

10. RELATED PARTY TRANSACTION:

    In December 1995, the Company entered into a security agreement and promissory note with J. George Janac, the Company's President and Chief Executive Officer, whereby the Company loaned to

                 HIGH LEVEL DESIGN SYSTEMS, INC. AND SUBSIDIARY

                    (INFORMATION RELATING TO THE NINE MONTHS
                ENDED SEPTEMBER 30, 1995 AND 1996 IS UNAUDITED)

10. RELATED PARTY TRANSACTION: (CONTINUED) him the sum of $200,000. The loan accrues interest at the rate of 10% per annum compounded annually and all principal and interest are due and payable on the first anniversary date of the loan. The approximate loan amount including principal and interest as of September 30, 1996 was $215,395. The note is secured by 57,143 shares of the Company's common stock that are held by J. George Janac.

11. EVENT SUBSEQUENT TO DATE OF AUDITORS' REPORT (UNAUDITED):

    On October 3, 1996, the Company entered into an Agreement and Plan of Merger and Reorganization ("Reorganization Agreement") with Cadence Design Systems, Inc. ("Cadence") whereby each share of the Company's common and preferred stock would be exchanged for 0.22 of a share of Cadence common stock. All outstanding stock options of the Company will be assumed or substituted at the 0.22 exchange ratio by Cadence. The Reorganization Agreement is subject to certain conditions including approval by the Company's stockholders.

    Prior to the signing of the Reorganization Agreement, the Company entered into an arrangement with a financial advisor for services prior to and in connection with the acquisition. This arrangement requires the payment of a fee that is dependent on the final consideration value received per share by the Company as a result of the consummation of the acquisition by Cadence. The Company has estimated that the fee payable on completion of the transaction with Cadence will be approximately $2,100,000. The Company will record an expense for this fee when consummation of the transaction is considered probable. If the acquisition is not consummated, the Company will be required to pay a fee of between $50,000 and $100,000.

    Cadence has agreed to allow the Company to reprice all outstanding options with a per share exercise price exceeding $7.315 by reducing the exercise price to an amount equal to $7.315.